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                                                       Exhibit 23.02










                       CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "EXPERTS" and the use of our report dated August 15, 1997 with respect to the statement of financial condition of JWH Global Trust as of December 31, 1996 and to the use of our report dated July 17, 1997 with respect to the financial statements of CIS Investments, Inc. as of May 31, 1997 and 1996 included in the Form S-1 Registration Statement and related Prospectus of JWH Global Trust for the registration of $75,000, 000 of units of beneficial interest.


                                             KPMG Peat Marwick LLP


August 19, 1997
Chicago, Illinois